UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2005, the Board of Directors of Peabody Energy Corporation (the "Company") approved the forms of agreement that will be used to document annual stock option and restricted stock awards to directors who are not employees of the Company or its affiliates ("Outside Directors") under the Company’s revised director compensation program. The Board of Directors also agreed that the equity component of each Outside Director’s compensation will be awarded on the first business day of each calendar year pursuant to the Company’s 2001 Long-Term Equity Incentive Plan, and will include non-qualified stock options valued at $37,500 (based on Black-Scholes methodology) and restricted shares of the Company’s common stock valued at $37,500 (based on the fair market value of the Company’s common stock on the date of grant).

The following description is a brief summary of the material terms and conditions of the forms of agreement approved by the Board of Directors for annual equity awards to Outside Directors. This summary is not intended to be complete, and is qualified in its entirety by reference to the form of Non-Qualified Stock Option Agreement filed as Exhibit 10.1 to this report and the form of Restricted Stock Agreement filed as Exhibit 10.2 to this report.

Non-Qualified Stock Option Agreement

Stock options pursuant to this form of agreement will be granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, will vest in equal annual installments over three years, and will expire ten years after grant. The options will become fully exercisable upon the date the optionee ceases to be a director of the Company ("Termination Date") or upon a change of control (as defined in the Plan), and the vested portion of the options may be exercised by the optionee, in whole or in part, at any time prior to the earliest to occur of:

- The tenth anniversary of the date of grant;
- The ninety (90) day anniversary of the optionee’s Termination Date, if the termination occurs by the Company with cause; or
- The five (5) year anniversary of the optionee’s Termination Date if the termination occurs by reason of (i) termination by the Company without cause, (ii) termination by the optionee for any reason, or (iii) the optionee’s death or disability.

Restricted Stock Agreement

Restricted stock awarded to Outside Directors pursuant to this form of agreement will vest on the third anniversary of the grant date. In addition, such restricted shares will become fully vested upon (i) a change of control, or (ii) the date the recipient ceases to be a director of the Company, if such termination occurs by reason of the recipient’s death, disability or termination by the Company without cause. Except as provided above, the recipient will forfeit any unvested restricted shares upon ceasing to be a director of the Company.

Item 1.02 Termination of a Material Definitive Agreement.

On December 8, 2005, the Board of Directors agreed to terminate the Company’s Non-Employee Director Deferred Compensation Plan prior to its planned January 1, 2006 effective date. The Board agreed to terminate the Plan in order to allow additional time to evaluate the impact of proposed regulations issued pursuant to Section 409A of the Internal Revenue Code.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 14, 2005	By:	Jeffery L. Klinger

Name: Jeffery L. Klinger
Title: Vice President - General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement for Outside Directors under the Peabody Energy Corporation Long-Term Equity Incentive Plan.
10.2	Form of Restricted Stock Award Agreement for Outside Directors under the Peabody Energy Corporation Long-Term Equity Incentive Plan.